UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 18, 2020

CBA FLORIDA, INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida	000-50746	90-0613888
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3753 Howard Hughes Parkway, Suite 200, Las Vegas, Nevada		89169
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (702) 914-7250

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
N/A	CBAI	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On September 22, 2020, the Board of Directors of CBA Florida, Inc. (the “Company”) approved a liquidating distribution of $0.00087 per share to the Company’s shareholders of record as of the close of business on October 5, 2020 (the “Record Date”) in accordance with the Company’s previously announced Plan of Dissolution (the “Plan”) (such distribution, the “Liquidating Distribution”). As previously announced, in accordance with the Plan, the Company’s stock transfer books were closed at the close of business on June 26, 2020 (the “Effective Time”), and no transfers of the Company’s common stock were recorded after the Effective Time except for transfers by will, intestate succession or operation of law and transfers initiated prior to the Effective Time that settled after the Effective Time. Payment of the Liquidating Distribution will be made on October 7, 2020.

The Liquidating Distribution is being made pursuant to the recent resolution of a claim by a contractual counterparty (the “Claimant”) as well as a reduction in certain other anticipated future dissolution costs, including public company reporting as described further below. Pursuant to a Mutual Settlement and Release Agreement entered into as of September 18, 2020 between the Claimant and the Company, the parties agreed to resolve any claims among them for the payment of $300,000 by the Company to the Claimant and a release of each party by the other with respect to any claims between them arising on or before September 18, 2020.

The Company intends to make additional liquidating distributions to its shareholders from time to time if and when it is able to; however, the Company cannot predict with certainty the amount and timing of additional liquidating distributions, if any.

In connection with the Company’s dissolution, the Company has ceased filing Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. However, the Company will continue to disclose any material developments relating to its wind-down by filing Current Reports on Form 8-K until the time of its final liquidation.

Legal Notice Regarding Forward-Looking Statements

This Form 8-K contains certain forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the adoption of the Plan, the expected timing of the Company’s dissolution and related matters. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue” or the negative of such terms or other similar expressions. You should, therefore, carefully read and consider statements that contain these words or expressions, as such forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including with respect to the timing and amount of the Liquidating Distribution and future liquidating distributions, if any. The Company’s actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including the Company’s failure to effectuate the Liquidating Distribution in a timely manner or at all, the Company’s ability to settle or otherwise resolve its liabilities and obligations, including contingent liabilities, with its creditors, and costs associated with implementing and the time required to implement the Plan of Dissolution. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, as filed with the Securities and Exchange Commission, contain and identify important factors that could cause the actual results to differ materially from those contained in the forward-looking statements. The Company assumes no obligation to update any forward-looking statement contained in this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBA FLORIDA, INC.

Date: September 23, 2020	By:	/s/ Anthony Snow
Anthony Snow President and Corporate Secretary